EXHIBIT 21.1

Patriot Subsidiary List

Name	Jurisdiction

Affinity Mining Company	West Virginia
Appalachia Mine Services, LLC	Delaware
Beaver Dam Coal Company	Delaware
Big Eagle LLC (73.9% effective ownership)	Virginia
Big Eagle Rail LLC (73.9% effective ownership)	Virginia
Black Stallion Coal Company, LLC	Delaware
Black Walnut Coal Company	Delaware
Bluegrass Mine Services, LLC	Delaware
Central States Coal Reserves of Kentucky, LLC	Delaware
Charles Coal Company, LLC	Delaware
Cleaton Coal Company	Delaware
Coal Properties, LLC	Delaware
Coal Reserve Holding Limited Liability Company No. 2	Delaware
Colony Bay Coal Company	West Virginia
Cook Mountain Coal Company, LLC	Delaware
Cyprus Creek Land Company	Delaware
Cyprus Creek Land Resources, LLC	Delaware
Dixon Mining Company, LLC	Kentucky
Dodge Hill Holding JV, LLC	Delaware
Dodge Hill of Kentucky, LLC	Delaware
Dodge Hill Mining Company, LLC	Kentucky
Dominion Terminal Associates (30% partnership interest)	Virginia
EACC Camps, Inc. (Nonprofit)	West Virginia
Eagle Corner, LLC (73.9% effective ownership)	West Virginia
Eastern Associated Coal, LLC	West Virginia
Eastern Coal Company, LLC	Delaware
Eastern Royalty Corp.	Delaware
Emerald Processing, LLC (73.9% effective ownership)	Virginia
Fort Energy, LLC	Delaware
Grand Eagle Mining, Inc.	Kentucky
HCR Holdings, LLC	Delaware
Highland Mining Company, LLC	Delaware
Hillside Mining Company	Delaware
Indian Hill Company	Delaware
Interior Holdings, LLC	Delaware
James River Coal Terminal, LLC	Delaware
Jarrell’s Branch Coal Company	Delaware
KE Ventures, LLC (73.9% partnership interest)	Virginia
Kanawha Eagle Coal, LLC (73.9% effective ownership)	Virginia
Kanawha Eagle Coal Sales, LLC (73.9% effective ownership)	Virginia

Name	Jurisdiction

Kanawha River Ventures I, LLC (99.97% partnership interest)	West Virginia
Knox Energy, LLC (49.9% partnership interest)	Delaware
Logan Fork Coal Company	Delaware
Martinka Coal Company, LLC	Delaware
Midwest Coal Resources II, LLC	Delaware
Mountain View Coal Company, LLC	Delaware
Newtown Energy, Inc. (73.9% effective ownership)	West Virginia
North Page Coal Corp.	West Virginia
Ohio County Coal Company	Kentucky
Patriot Coal Company, LP	Delaware
Patriot Midwest Holdings, LLC	Delaware
Peabody Coal Company, LLC	Delaware
Peabody Terminals, LLC	Delaware
Pine Ridge Coal Company, LLC	Delaware
Pond Creek Land Resources, LLC	Delaware
Rivers Edge Mining, Inc.	Delaware
Sentry Mining, LLC	Delaware
Snowberry Land Company	Delaware
Sterling Smokeless Coal Company, LLC	West Virginia
Squaw Creek Coal Company (40% partnership interest)	Indiana
Tecumseh Coal Corporation (50% ownership)	Indiana
Union County Coal Company, LLC	Kentucky
Winifrede Dock Limited Liability Company (73.9% effective ownership)	West Virginia
Yankeetown Dock, LLC	Indiana